Exhibit 10.36

GOODMAN GLOBAL GROUP, INC.

RSU GRANT NOTICE

2008 STOCK INCENTIVE PLAN

Goodman Global Group, Inc. (the “Company”), pursuant to the Chill Holdings, Inc. 2008 Stock Incentive Plan, as amended (the “Plan”), hereby grants to the “Participant” identified below a restricted stock unit (“RSU”) award (the “Award”) over that number of shares of the Company’s Common Stock set forth below (the “Shares”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Agreement, the Plan and the Management Stockholders Agreement (collectively, the “Award Documents”), all of which are attached hereto and incorporated herein in their entirety. All capitalized terms not defined in this grant notice shall have the meanings ascribed thereto in the Restricted Stock Unit Agreement or the Plan, as the case may be.

Participant:
Grant Date:
Vesting Commencement Date:
Number of RSUs:
Fair Market Value on Grant Date (Per Share):	$

Vesting Schedule:	The Award shall vest in full on the first anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, in the event of a Change in Control, the Participant shall become one hundred percent (100%) vested in the Award to the extent outstanding on the date of the Change in Control, so long as the Participant remains in Continuous Service on such date.

Consideration:	No payment is required for the Award, although payment may be required for the amount of any withholding taxes due as a result of the award of, or vesting of, the Award, as described in the Restricted Stock Unit Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to the terms set forth in the Award Documents. Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of shares of the Company’s Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) equity awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

GOODMAN GLOBAL GROUP, INC.		PARTICIPANT

By:
	Signature	Signature

Title:

Name:

Attachment I

Restricted Stock Unit Agreement

GOODMAN GLOBAL GROUP, INC.

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the provisions of the Chill Holdings Inc. 2008 Stock Incentive Plan, as amended (“Plan”), the terms of the Grant Notice to which this Restricted Stock Unit Agreement (hereinafter “Restricted Stock Unit Agreement” or “Agreement”) is attached (“Grant Notice”) and this Restricted Stock Unit Agreement, Goodman Global Group, Inc. (the “Company”) grants you that number of RSUs indicated in the Grant Notice. Capitalized terms not defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you that number of RSUs specified in your Grant Notice. This Award is being issued in consideration for your service to the Company as an Employee, Director or Consultant to the Company or any of its Affiliates. However, unless and until the Award will have vested, you will have no right to the payment or receipt of any Shares subject thereto. Prior to actual receipt of any Shares, the Award will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. DOCUMENTATION. As a condition to the receipt of the Award, and prior to the receipt of share certificates by you (if such certificates are issued by the Company), you agree to execute the Grant Notice, two (2) copies of the Spousal Consent substantially in the form attached to the Grant Notice as Attachment IV and one (1) copy of the Management Shareholders Agreement in the form attached to the Grant Notice as Attachment III, and to deliver the same to the Company, along with such additional documents as the Company may require.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Award, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, or vesting of, the Award.

4. VESTING. Subject to the limitations contained in this Agreement and the Plan, the Award will vest as provided in the Grant Notice. Vesting is contingent upon your Continuous Service with the Company or any of its Affiliates as an Employee, Director or Consultant. If your Continuous Service with the Company or an Affiliate terminates prior to the vesting of all or any number of RSUs subject to the Award for any reason, then your right to vest in the Award and to receive the Shares related thereto will terminate effective as of the date that you cease to be in Continuous Service and thereafter, you will have no further rights to such unvested RSUs or the related Shares. In such case, any unvested Award held by you immediately following such termination of Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Award and shall have all the rights and interest in or related thereto without further action by you. The date of termination of Continuous Service shall be determined in the sole discretion of the Committee or its delegatee(s) (the “Administrator”).

5. NUMBER OF RSUS. The number of RSUs subject to your Award may be adjusted from time to time pursuant to the provisions of Section 11 of the Plan and any and all new, substituted or additional securities to which you may be entitled under the terms of the Award shall likewise be subject to the terms of the Plan and this Agreement.

6. CERTIFICATES. No Shares shall be issued to you prior to the date the Award vests. Certificates evidencing the Award may be issued by the Company following vesting and, if so issued, shall be registered in your name promptly after the date the Award vests. Alternatively, the Company, in its sole discretion, may elect to issue the Shares in uncertificated form, in which case such Shares shall be recorded in your name in the books and records of the Company’s transfer agent or registrar promptly after the date the Award vests. In either case, the Administrator shall permit the lapse of a reasonable period of time following the date of vesting for such certificates to be issued or such recordation to be made as is reasonably required for reasons of administrative convenience, but in no event shall such period exceed fifteen (15) business days following the date of vesting of the Award.

7. DEATH OF PARTICIPANT. Any distribution or delivery to be made to you under this Agreement will, if you are then deceased, be made to the administrator or executor of your estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. TRANSFER RESTRICTIONS. Shares that are received under your Award are also subject to the transfer restrictions set forth in the Plan, the Management Stockholders Agreement and any other transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer. Except to the limited extent provided in Section 7 above, this Award and the rights and privileges conferred hereby will not be transferred, assigned, attached, encumbered, pledged, sold, alienated or hypothecated in any way by you (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until you have been issued the Shares; provided that, the designation of a beneficiary shall not constitute a breach of this Agreement. Upon any attempt by you to transfer, assign, attach, encumber, pledge, sell, alienate, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

9. RIGHTS AS A STOCKHOLDER. Neither you nor any Person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such shares.

10. DIVIDENDS. If on any date the Company pays any dividend with respect to its Common Stock (the “Payment Date”) while the RSUs subject to the Award have not vested, then the number of RSUs subject to the Award shall be increased effective as of the Payment Date by that number of RSUs equal to: (i) the product of (A) the number of RSUs specified in the Grant Notice and (B) the per share cash amount of such dividend (or, in the case of a dividend payable in shares of Common Stock or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Administrator), divided by (ii) the Fair Market Value of a share of Common Stock on the Payment Date; provided however, that no fractional RSUs shall be credited hereunder. Each additional RSU credited in accordance with this Section 10 shall vest and be settled at the same time as the original RSUs to which they are attributable.

11. SECURITIES LAWS. You hereby make the following certifications and representations with respect to the Shares to be issued to you upon the vesting of the Award:

You are aware that your investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. You are able, without impairing your financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of your investment in the Shares.

You represent and warrant to the Company that you will hold the Shares for investment for your account only, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act or the similar laws of any state or foreign jurisdiction.

You understand that the Shares underlying the Award have not been registered under the Securities Act, the Exchange Act, or under the similar laws of any state or foreign jurisdiction (collectively, “Applicable Securities Laws”) by reason of a specific exemption therefrom and that, when issued, the Shares must be held indefinitely, unless they are subsequently registered under the Applicable Securities Laws or you obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

You acknowledge that the Company is under no obligation to register the Shares under Applicable Securities Laws.

You are aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. You understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

You will not sell, transfer or otherwise dispose of the Shares issued to you in violation of the Plan, the agreement under which your right to acquire the Shares was granted, Applicable Securities Laws, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

You acknowledge that you have received and had access to such information as you consider necessary or appropriate for deciding whether to accept the Award and that you had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the future issuance of the Shares.

You acknowledge that the Shares will be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain stockholders of the Company, repurchase rights in favor of the Company, limitations on transfer, and other encumbrances set forth in the Plan, the Restricted Stock Unit Agreement, the Management Stockholders Agreement, other applicable agreements and/or described in the Company’s bylaws or certificate of incorporation in effect at such time as the Company or such other Person elects to exercise its or his right.

You acknowledge that you will be acquiring the Shares subject to all other terms of the Plan, the Grant Notice, the Restricted Stock Unit Agreement and the Management Stockholders Agreement.

You agree that prior to the effectiveness of the first underwritten registration of the Company’s or its Affiliate’s equity securities under the Securities Act, you will not transfer any or all of the Shares you may receive upon the vesting of the Award unless pursuant to an exception provided in the Plan, the Restricted Stock Unit Agreement or the Management Stockholders Agreement.

You further agree to make or enter into such other written representations, warranties and agreements as the Administrator may reasonably request in order to comply with Applicable Securities Laws or with this Agreement.

12. MARKET STANDOFF. You agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed approximately two hundred fourteen (214) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. In addition, Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

13. LEGENDS ON CERTIFICATES. The certificates representing the Shares delivered to you or registered in your name shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. All certificates representing the Shares issued pursuant to the Award shall have affixed thereto a legend in substantially the following form, or such other form as approved by the Administrator, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE CHILL HOLDINGS, INC. 2008 STOCK INCENTIVE PLAN AND A CERTAIN MANAGEMENT STOCKHOLDERS AGREEMENT BETWEEN GOODMAN

GLOBAL GROUP, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), WHICH PLAN AND AGREEMENT ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENT ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF GOODMAN GLOBAL GROUP, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

14. BLACK OUT PERIODS. If applicable, you acknowledge that, to the extent the vesting of all or any portion of the Award occurs during a “blackout” period wherein certain persons are precluded from selling shares, the Administrator retains the right, in its sole discretion, to defer the delivery of the Shares pursuant to the Award; provided, however, that the Administrator shall not exercise its right to defer your receipt of such Shares if they are specifically covered by a Rule 10b5-1 trading plan which causes such Shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any Shares is deferred hereunder due to the existence of a regularly scheduled blackout period, such Shares shall be issued to you on the first day following the termination of such regularly scheduled blackout period; provided, however, that in no event shall the issuance of such Shares be deferred subsequent to March 15th of the year following the year in which the Shares would otherwise have been issued. In the event the receipt of any Shares is deferred hereunder due to the existence of a special blackout period, such Shares shall be issued to you on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event shall the issuance of such Shares be deferred subsequent to March 15th of the year following the year in which such Shares otherwise would have been issued. Notwithstanding the foregoing, any deferred Shares shall be issued promptly to you prior to the termination of the blackout period in the event you cease to be subject to the blackout period. You hereby represent that you accept the effect of any such deferral under relevant federal, state and local tax laws or otherwise.

15. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as an Employee, Director or Consultant to the Company or any of its Affiliates. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an Employee, Director or Consultant or as any other type of service provider for the Company or any Affiliate. Neither you nor any other Person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Administrator’s determinations and interpretations with respect thereto and/or with respect to you and any recipient of an Award under the Plan need not be the same (whether or not you and any such other recipient are similarly situated).

16. WITHHOLDING OBLIGATIONS.

(a) At the time your Award vests, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll or any other amounts payable to you, and you further agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award, to the maximum extent permitted by law. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Shares having an aggregate Fair Market Value equal to (but not exceeding) the minimum amount required to be withheld and/or by the sale of Shares to generate sufficient cash proceeds to satisfy any such tax withholding obligation. You hereby authorize the Administrator to take any steps as may be necessary to effect any such sale and agree to pay any costs associated therewith, including without limitation any applicable broker’s fees.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares.

17. TAX CONSEQUENCES. You acknowledge that you have had the opportunity to review with your own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. You further acknowledge that you are relying solely on such advisors and not on any statements of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your personal tax liability that may arise as a result of the transactions contemplated by this Agreement. You acknowledge that nothing in this Agreement constitutes tax advice.

18. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

19. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(b) You may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time-to-time, amend or revoke such designation. If no designated beneficiary survives you, your estate shall be deemed to be your beneficiary.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

(e) The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding on you and your beneficiaries, executors, administrators, heirs and successors.

(f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20. GOVERNING PLAN DOCUMENT AND ENTIRE AGREEMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control. This Agreement, the Plan and the Management Stockholders Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

21. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to confirm to such applicable exemptive rule.